Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Lilium N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
	Primary Offering
Fees to be Paid	Equity	Class A Shares underlying Offered PIPE Warrants	Other(1)	21,830,278(2)	$1.50(1)	$32,745,417.00	$147.60 per $1,000,000	$4,833.23
	Equity	Class A Shares underlying Pre-Funded Warrant	Other(3)	24,025,208(4)	$1.05(3)	$25,226,468.40	$147.60 per $1,000,000	$3,723.43
	Equity	Class A Shares underlying Accompanying Warrant	Other(1)	24,025,208(5)	$1.50(1)	$36,037,812.00	$147.60 per $1,000,000	$5,319.19
	Secondary Offering
	Equity	Class A Share	Other(6)	24,830,278(7)	$0.92(6)	$20,083,855.76	$147.60 per $1,000,000	$2,964.38
	Other	Warrants	Other	69,880,694(8)	—	—	—	—(9)
Total Offering Amounts						$114,093,553.16		$16,840.23
Total Fees Previously Paid								—
Total Fee Offsets								$16,840.23
Net Fee Due								$0.00

*	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(1)	Determined pursuant to Rule 457(g) on the basis of $1.50 per Class A Share (as defined in the Registration Statement) – the per share exercise price of the Offered PIPE Warrants (as defined in the Registration Statement), which is greater than the price of securities of the same class as determined in accordance with Rule 457(c).

(2)	Consists of 21,830,278 Class A Shares issuable upon exercise of the Offered PIPE Warrants issued to the selling securityholders in connection with the PIPE (as defined in the Registration Statement).

(3)	Determined pursuant to Rule 457(g) on the basis of $1.05 per Class A Share (as defined in the Registration Statement) – the per share exercise price of the Pre-Funded Warrant (as defined in the Registration Statement), which is greater than the price of securities of the same class as determined in accordance with Rule 457(c).

(4)	Consists of 24,025,208 Class A Shares issuable upon exercise of the Pre-Funded Warrant issued to the applicable selling securityholder in connection with the Aceville Pre-Funding (as defined in the Registration Statement).]

(5)	Consists of 24,025,208 Class A Shares issuable upon exercise of the Accompanying Warrant issued to the applicable selling securityholder in connection with the Aceville Pre-Funding.

(6)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.92 per share, which is the average of the high and low prices of the Class A Shares, as reported on the Nasdaq Global Select Market as of July 23, 2024.

(7)	Consists of 21,830,278 Class A Shares issued to the applicable selling securityholders in connection with the PIPE and 3,000,000 Class A Shares issued to the applicable selling securityholder pursuant to the Share Issuance Agreement (as defined in the Registration Statement).

(8)	Represents the resale, collectively, of the Offered PIPE Warrants, the Pre-Funded Warrant and the Accompanying Warrant (the “Warrants”).

(9)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the Class A Shares underlying the Warrants, and no separate fee is payable for the Warrants.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Data	Filing Date	Fee Offset Claimed	Security Type Associated with Fee	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lilium N.V.	F-1	333-259889	September 29, 2021	N/A	$16,840.23	Equity	Class A Shares	(1)	$2,222,648,203.48
Fees Offset Sources	Lilium N.V.	F-1	333-259889		September 29, 2021						$264,738

(1)	The Registrant previously filed a registration statement on Form F-1 (File No. 333-259889), initially filed on September 29, 2021, amended on March 31, 2022 and initially declared effective on April 11, 2022 (the “Prior Registration Statement”), which registered (i) 52,143,054 Class A Shares for issuance by the Registrant in connection with the exercise or conversion of certain of its securities (the “Primary Shares”) for a proposed maximum aggregate offering price of $493,827,499 and (ii) and 201,805,118 Class A Shares for resale by the applicable selling security holder (the “Secondary Shares”) for a proposed maximum aggregate offering price of $1,938,872,941. The Prior Registration Statement was not fully used and 51,663,116 Primary Shares and 193,560,280 Secondary Shares were not sold, resulting in unsold aggregate offering amounts of $2,222,648,203.48. These unused amounts result, in the aggregate, in an available fee offset of $242,490.92 (the “Fee Offset”), representing approximately 91.6% of the registration fees on the Prior Registration Statement. The Registrant has terminated any offerings that included the unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant successively carried over all of the Fee Offset to registration statements filed on October 3, 2022, November 25, 2022, February 3, 2023, June 9, 2023, September 15, 2023, November 24, 2023, March 21, 2024, May 3, 2024 and July 29, 2024, reduced in each case by the amount of the applicable fee due with respect to a given registration statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is hereby carrying over the entire remaining Fee Offset and is further offsetting $16,840.23 of the fees associated with this Registration Statement from the filing fee previously paid by the Registrant associated with the unsold securities. Inclusive of the fee offset associated with this Registration Statement, the Registrant has used $203,996.26 of the Fee Offset.